EXHIBIT 99.1

Press Release

Financial Contact:

Michael J. Casey

Chief Financial Officer

MAPICS, Inc.

(678) 319-8359

mike.casey@mapics.com

MAPICS REPORTS SIGNIFICANTLY IMPROVED REVENUE

FOR FOURTH QUARTER OF FISCAL 2003

Expects Continued Growth in Revenue and Earnings in 2004

ATLANTA (October 30, 2003) - MAPICS, Inc. (Nasdaq/NM: MAPX) announced results for its fourth fiscal quarter and year ended September 30, 2003.

Key quarterly highlights for MAPICS include:

•	Total revenue for the fourth quarter increased by 48% to $45.1 million versus $30.5 million a year ago.

•	Total revenue for the fiscal year was $161.3 million, up 26% from $128.3 million in fiscal 2002.

•	License revenue was $12.1 million for the fourth quarter, up 31% from $9.2 million in the prior year period.

•	License contract volume was $13.0 million for the fourth quarter, up 22% from $10.6 million in the same quarter last year.

•	Services revenue for the quarter was $33.0 million, up 55% from $21.3 million in the prior year.

The Company reported GAAP net income for its fourth fiscal quarter of $893,000, or $0.04 per share (diluted), including a $1.2 million restructuring charge, compared to net income of $4.0 million or $0.20 per share including a gain on the settlement of a royalty obligation of $2.3 million in the prior year. The increase in diluted shares to 25.4 million in the fourth quarter of 2003 from 20.5 million in 2002 results primarily from shares issued in connection with the Frontstep acquisition. The Company also reported adjusted earnings for the fourth quarter of $2.1 million or $0.08 per share compared to adjusted earnings of $2.7 million or $0.13 per share in the prior year and compared with adjusted earnings of $1.1 million or $0.05 per share in the third quarter. The Company is providing adjusted earnings as additional information regarding the Company’s operating results. Adjusted earnings represent income before restructuring and other items, net of income taxes. The Company believes that this presentation of adjusted earnings provides useful information to investors to help identify financial and business trends relating to the Company’s results of operations.

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MAPICS, Inc. / 1000 Windward Concourse Parkway, Suite 100 / Alpharetta, GA 30005 / (678) 319-8000

MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

“Our fiscal year ended with a solid fourth quarter, including our second consecutive quarter of profitability since closing the Frontstep acquisition,” remarked Dick Cook, president and chief executive officer. “We have now reported two full quarters of financial results since the acquisition and our results clearly validate our strategy as well as support our goals for the new MAPICS.”

Other key quarterly highlights for MAPICS include the following:

•	Signed 57 new customer accounts during the quarter compared with 16 new accounts in the same quarter of last year. New accounts included Advanced Input Devices, Conso Products Company, Bonney Forge and Novatech.

•	Expanded partnerships with existing strategic customers such as Eaton Corporation, Dana Corporation, JLG Industries, Inc., Sub-Zero Freezer Co., Krone Gmbh. and Raymond Industries, Inc.

•	Strengthened partnership with Cognos, the world leader in business intelligence (BI) and corporate performance management.

•	Developed additional localizations for our MAPICS Syteline ERP solution to extend coverage into more international markets.

•	Delivered the initial release of MAPICS’ new eProcurement Solution that provides sourcing and collaborative purchase order management.

•	Hosted its second European User Conference with record attendance.

“We ended the year with a cash balance of $21.4 million. With a solid balance sheet and improved financial performance, we are continuing to evaluate strategic opportunities in the market that would further increase our competitive position and expand our customer base,” concluded Cook. “The consolidation activity occurring in the enterprise solution provider space is both encouraging and attractive. We will pursue opportunities that we believe will contribute to shareholder value.”

Business Outlook For 2004

For the fiscal year ending September 30, 2004, MAPICS currently expects to achieve earnings in the range of $0.50 to $0.60 per share excluding any restructuring charges on total revenue of $190 to $200 million.

About MAPICS

MAPICS is the largest global solutions provider focused exclusively on manufacturing. Building on more than 25 years of industry experience and proven success, MAPICS helps manufacturers be world class by gaining market share, operating at peak efficiency, and exceeding customer expectations. MAPICS solutions include software – extended ERP, CRM, and supply chain management – and professional services. The solutions are implemented on the two industry-leading technology platforms – Microsoft and IBM.

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

Headquartered in Atlanta, MAPICS has implemented solutions in more than 10,000 customer sites in more than 70 countries. For more information, visit www.mapics.com.

The live broadcast of MAPICS’ quarterly conference call will be available online at www.mapics.com or www.fulldisclosure.com on October 30, 2003, beginning at 5:00 p.m. (Eastern Daylight Time). The online replay will be available at approximately 7:00 p.m. (Eastern Standard Time) and continue for 30 days.

MAPICS is a trademark of MAPICS, Inc. The correct usage of the MAPICS name is all capitals. Other brand and product names may be trademarks of their respective owners.

Forward Looking Disclaimer and Quiet Period Notice

The statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may occur after the date of this release and also assume some modest improvement in the relevant economic environment and in capital spending over the year.

MAPICS will make this press release containing its published financial expectations available on its web site at www.mapics.com. Beginning December 15, 2003, MAPICS will observe a “Quiet Period” during which MAPICS and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this Business Outlook section as still being MAPICS current expectation on matters covered, unless MAPICS publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and MAPICS disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when MAPICS’ next quarterly earnings release is published, presently scheduled for the fourth week of January 2004.

Statements in this press release or otherwise attributable to MAPICS regarding its business which are not historical fact including, without limit, those regarding future financial performance as contained in the Business Outlook section above, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Many factors could cause MAPICS actual results to differ materially from those expressed in the forward-looking statements including, without limit, the size and timing of license transactions, our ability to accurately forecast revenue, the effect of fluctuations in the economy including the effects of any outbreak of hostilities, the effect of economic conditions on the spending patterns of our customers, the ability to maintain adequate cash flow, the ability to successfully integrate acquisitions, the ability to maintain a satisfactory credit facility, the impact of competitive products and services, our relationship with our Affiliates and suppliers, the ability to improve sales, the ability to manage costs and expenses, the availability of qualified resources, the ability to develop and enhance products, and other risks detailed in the MAPICS Annual Report on Form 10-K and other filings with the SEC. MAPICS undertakes no obligation to revise or publicly update these forward-looking statements, whether as a result of new information, changed assumptions, or otherwise.

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Selected Condensed Consolidated Financial Data

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2003	2002
Total revenue	$45,120	$30,542

Net income	$893	$4,037
Net income per common share (basic)	$0.04	$0.22
Weighted average common shares (basic)	22,718	18,391

Net income per common share (diluted)	$0.04	$0.20
Weighted average common shares (diluted)	25,427	20,461

Adjusted earnings*	$2,133	$2,698
Adjusted earnings per common share* (diluted)	$0.08	$0.13
Weighted average common shares (diluted)	25,427	20,461

	Year Ended September 30,
	2003	2002
Total revenue	$161,332	$128,299

Net income	$3,847	$13,741
Net income per common share (basic)	$0.18	$0.75
Weighted average common shares (basic)	21,057	18,355

Net income per common share (diluted)	$0.17	$0.67
Weighted average common shares (diluted)	23,229	20,520

Adjusted earnings*	$3,355	$9,876
Adjusted earnings per common share* (diluted)	$0.14	$0.48
Weighted average common shares (diluted)	23,229	20,520

*	Adjusted earnings is income before income tax expense (benefit) excluding restructuring costs and other items, net of income taxes.

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2003	2002	2003	2002
Revenue:
License	$12,115	$9,216	$44,461	$40,207
Services	33,005	21,326	116,871	88,092

Total revenue	45,120	30,542	161,332	128,299

Operating expenses:
Cost of license revenue	4,531	3,511	17,746	14,647
Cost of services revenue	14,543	7,316	49,415	32,436
Selling and marketing	13,736	9,240	51,973	35,092
Product development	2,988	2,893	16,519	15,331
General and administrative	5,899	1,371	19,934	12,447
Acquisition Costs	—	—	—	(1,000)
Restructuring costs	1,195	—	1,787	4,707

Total operating expenses	42,892	24,331	157,374	113,660

Income from operations	2,228	6,211	3,958	14,639
Interest expense, net	(235)	1	(576)	(600)

Income before income tax benefit and extraordinary item	1,993	6,212	3,382	14,039
Income tax expense (benefit)	1,100	2,175	(465)	(20)

Income before extraordinary item	893	4,037	3,847	14,059
Loss on debt extinguishments, net of income tax benefit	—	—	—	(318)

Net income	$893	$4,037	$3,847	$13,741

Net income per common share – BASIC:
Income before extraordinary item	$0.04	$0.22	$0.18	$0.77
Loss on debt extinguishments, net of income tax benefit	—	—	—	(0.02)

Net income	$0.04	$0.22	$0.18	$0.75

Weighted average number of common shares outstanding	22,718	18,391	21,057	18,355

Net income per common share – DILUTED:
Income before extraordinary item	$0.04	$0.20	$0.17	$0.69
Loss on debt extinguishments, net of income tax benefit	—	—	—	(0.02)

Net income	$0.04	$0.20	$0.17	$0.67

Weighted average number of common shares and common equivalent shares outstanding	25,427	20,461	23,229	20,520

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Adjusted Earnings Reconciliation

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2003	2002	2003	2002
Income before income tax expense and extraordinary item	$1,993	$6,212	$3,382	$14,039
Add Back:
Settlement of royalty
contract obligation	—	(2,290)	—	(2,290)
Acquisition costs	—	—	—	(1,000)
Restructuring costs	1,195	—	1,787	4,707

Adjusted earnings before income tax expense	3,188	3,922	5,169	15,456

Income tax expense	1,055	1,224	1,814	5,580
Effective Tax Rate	33.1%	31.2%	35.1%	36.1%

Adjusted earnings	$2,133	$2,698	$3,355	$9,876

Adjusted earnings per common shares (diluted)	$0.08	$0.13	$0.14	$0.48

Weighted average common shares (diluted)	25,427	20,461	23,229	20,520

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2003	September 30, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,360	$23,661
Accounts receivable, net	40,745	25,428
Deferred royalties and commissions	14,673	16,403
Other current assets, net	13,351	6,727

Total current assets	90,129	72,219
Property and equipment, net	5,951	3,596
Computer software costs, net	29,231	16,739
Other intangible assets, net	49,708	7,056
Other non-current assets, net	17,901	8,500

Total assets	$192,920	$108,110

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$41,698	$28,425
Current portion of debt	9,500	—
Restructuring reserve, current	4,272	1,300
Deferred license revenue	16,578	18,893
Deferred services revenue	58,751	40,969

Total current liabilities	130,799	89,587
Long term debt	9,500	—
Restructuring reserve, non-current	2,017	2,298
Other non-current liabilities	953	1,265

Total liabilities	143,269	93,150
Total shareholders’ equity	49,651	14,960

Total liabilities and shareholders’ equity	$192,920	$108,110

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income	$893	$4,037
Adjustments to reconcile net income to net cash Provided by operating activities:
Depreciation	845	551
Amortization	2,561	2,274
Provision for bad debts	544	200
Deferred income taxes	1,809	(684)
Other non-cash items, net	13	118
Changes in operating assets and liabilities:
Accounts receivable	(4,913)	(1,227)
Deferred royalties & commissions	(89)	(325)
Other assets, current & non-current	(1,203)	15
Restructuring reserve, current & non-current	5,818	(204)
Deferred license revenue	1,090	1,321
Deferred services revenue	2,499	840
Other liabilities, current & non-current	(7,145)	178

Net cash provided by operating activities	2,722	7,094

Cash flows from investing activities:
Purchases of property and equipment	(304)	(733)
Additions to computer software costs	(3,501)	(1,113)
Purchases of computer software	—	(368)
Acquisition related costs	(160)	—

Net cash used for investing activities	(3,965)	(2,214)

Cash flows from financing activities:
Principal repayments of long-term debt and revolving credit facility	—	(4,000)
Other financing activities, net	1	(54)

Net cash used for financing activities	1	(4,054)

Net increase (decrease) in cash and cash equivalents	(1,242)	826
Cash and cash equivalents at beginning of period	22,602	22,835

Cash and cash equivalents at end of period	$21,360	$23,661

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MAPICS, Inc. Reports Fourth Quarter Earnings

October 30, 2003

MAPICS, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income	$3,847	$13,741
Adjustments to reconcile net income to net cash Provided by operating activities:
Depreciation	2,871	2,283
Amortization	9,009	7,684
Provision for bad debts	2,283	1,100
Loss on early extinguishments of debt	—	491
Deferred income taxes	1,100	1,792
Settlement of acquisition related escrow	—	(1,000)
Other non-cash items, net	803	307
Changes in operating assets and liabilities:
Accounts receivable	(42)	7,884
Deferred royalties & commissions	4,088	298
Other assets, current & non-current	(599)	(758)
Restructuring reserve, current & non-current	2,691	3,165
Deferred license revenue	(2,315)	(3,231)
Deferred services revenue	(1,167)	563
Other liabilities, current & non-current	(10,813)	(3,309)

Net cash provided by operating activities	11,756	31,010

Cash flows from investing activities:
Purchases of property and equipment	(2,016)	(1,436)
Additions to computer software costs	(7,568)	(5,190)
Purchases of computer software	—	(470)
Acquisitions, net of cash acquired	(2,946)	—

Net cash used for investing activities	(12,530)	(7,096)

Cash flows from financing activities:
Proceeds from long-term debt and revolving credit facility	21,700	8,428
Principal repayments of long-term debt and revolving credit facility	(22,757)	(27,090)
Payment of debt issuance costs	(756)	—
Other financing activities, net	286	332

Net cash used for financing activities	(1,527)	(18,330)

Net increase (decrease) in cash and cash equivalents	(2,301)	5,584
Cash and cash equivalents at beginning of period	23,661	18,077

Cash and cash equivalents at end of period	$21,360	$23,661

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